Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	59-2283428 (I.R.S. employer identification no.)

800 Brickell Avenue Suite 300 Miami, Florida (Address of principal executive offices)	33131 (Zip code)

SUPERIOR ESSEX COMMUNICATIONS LP (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0112091 (I.R.S. employer identification no.)

ESSEX GROUP, INC. (Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	35-1313028 (I.R.S. employer identification no.)

SUPERIOR ESSEX INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0282396 (I.R.S. employer identification no.)

SUPERIOR ESSEX HOLDING CORP. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-6282438 (I.R.S. employer identification no.)

SE COMMUNICATIONS GP INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1269037 (I.R.S. employer identification no.)

ESSEX INTERNATIONAL INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3496934 (I.R.S. employer identification no.)

ESSEX CANADA INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1692473 (I.R.S. employer identification no.)

ESSEX GROUP MEXICO INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-1919914 (I.R.S. employer identification no.)

ESSEX GROUP, INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-135952 (I.R.S. employer identification no.)

ESSEX MEXICO HOLDINGS, L.L.C. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2155254 (I.R.S. employer identification no.)

ESSEX TECHNOLOGY, INC. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0385092 (I.R.S. employer identification no.)

ESSEX WIRE CORPORATION (Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	35-1150598 (I.R.S. employer identification no.)

150 Interstate North Parkway Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

9% Senior Series B Notes due 2012
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A.

2.                                       A copy of certificate of authority of the trustee to commence business.
(Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717).

6.                                       The consent of the trustee required by Section 321(b) of the Act.

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 22nd day of July, 2004.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Barbara Royal
Name:	Barbara Royal
Title:	Assistant Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Superior Essex Communications LP and Essex Group Inc.’s 9% Senior Series B Notes due 2012, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/s/ Barbara Royal
	Name:	Barbara Royal
	Title:	Assistant Vice President

Atlanta, Georgia

July 22, 2004

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AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION

For the purpose of organizing an association to carry on the business of banking of a national association, the undersigned do enter the following Amended and Restated Articles of Association:

FIRST.                                                           The title of this association shall be The Bank of New York Trust Company, National Association (the “Association”).

SECOND.                                            The main office of the Association shall be in the City of Miami, County of Dade, State of Florida.  The general business of the Association shall be conducted at its main office and its branches.

THIRD.                                                       The Board of Directors of the Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.  Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of the capital stock of the Association, or an equivalent interest, as determined by the Comptroller of the Currency, in any Company which controls the Association within the meaning of the applicable laws of the United States.  Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

FOURTH.                                           There shall be an annual meeting of the shareholders, the purpose of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting.  It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on such day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors.  Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee, (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon the chairman’s instructions, the vote tellers may disregard all votes cast for each such nominee.

FIFTH.                                                          The authorized amount of capital stock of the Association shall be 15,000 shares of common stock of a par value of FIFTY DOLLARS ($50) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of any class of the capital stock of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of capital stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH.                                                        The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman.  The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of the Association.

The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and in general to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH.                                      The Board of Directors shall have the power to change the location of the main office to any authorized branch location within the limits of Miami, Florida upon written notice to the Comptroller of the Currency, or with a vote of the shareholders owning two-thirds of the capital stock of the Association and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Miami, Florida, but not more than 30 miles beyond such limits; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH.                                                The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

NINTH.                                                      The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special meeting of shareholders at any time.  Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 800 Brickell Avenue, Suite 100, Miami, FL 33131

At the close of business March 31, 2004, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,651
Interest-bearing balances	3,302
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,726
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	1,112
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	60,292
Other Intangible Assets	19,132
Other assets	3,518
Total assets	101,733

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LIABILITIES

Deposits:
In domestic offices	241
Noninterest-bearing	241
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,000
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	4,054
Total liabilities	10,295
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	750
Surplus	69,299
Retained earnings	21,388
Accumulated other comprehensive income	1
Other equity capital components	0
Total equity capital	91,438
Total liabilities, minority interest, and equity capital	101,733

I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)

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